Exhibit 99.2

For Immediate Release	Contact: Anne-Marie Hess
Date: April 28, 2008	Phone: (609) 951-6842
E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP PROVIDES HISTORICAL QUARTERLY AND

 FULL YEAR GAAP TO NON-GAAP RECONCILIATION SUMMARY

Princeton, NJ – April 28, 2008 – PharmaNet Development Group, Inc. (NASDAQ: PDGI), a leading provider of clinical development services, today provides historical quarterly and full year summary tables for 2005 through 2007 containing GAAP and non-GAAP results. Accordingly, GAAP results and certain non-GAAP financial measures are included in the un-audited financial tables in this press release.

On February 28, 2008, the Company announced that it would begin to provide only GAAP guidance in an effort to ensure a consistent approach to assessing the Company’s financial performance. To assist analysts in recalibrating financial models, the Company is providing previously disclosed data in the attached tables.

For 2008, the Company expects non-cash SFAS 123R expense to be $1.5 million and other non-cash compensation to be $5.2 million. In 2008 and forward, the Company no longer considers non-cash compensation to be a non-GAAP item. However, the Company plans to identify period expenses for SFAS 123R, other non-cash compensation and non-cash amortization of intangibles in quarterly earnings press releases.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which exclude, among other items, the charge associated with the securities class action settlement and other related litigation, amortization of intangible assets and non-cash share-based compensation expense.  Share-based compensation is an important part of our employees’ compensation and impacts their performance.

There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. Non-GAAP operating income excludes certain costs, including share-based compensation and amortization of intangible assets related to acquisitions that are recurring and have been and will continue to be, for the foreseeable future, a significant expense in the Company’s business.

The components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.  Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP consensus estimate and to compare the Company’s operations against the financial results of other companies in the industry. The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables to this press release, and can also be found on the Company’s website.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc., a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries. The Company offers clinical-development solutions including early and late stage consulting services, Phase I clinical studies and bioanalytical analyses, and Phase II, III and IV clinical development programs. With approximately 2,600 employees and more than 44 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development. For more information, please visit our website at www.pharmanet.com.

PharmaNet Development Group, Inc.  504 Carnegie Center    Princeton, NJ 08540

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; whether the Company will achieve its estimated value relating to discontinued operations; developments with respect to the SEC's inquiry and securities class action lawsuits and derivative lawsuits; the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; the Company’s assessment of its current or future effective tax rate; the Company’s assessment of the value of its deferred tax assets; the Company’s financial guidance; the Company’s anticipated capital expenditures; the Company’s ability to remediate its material weaknesses; the Company’s costs associated with compliance of Section 404 of the Sarbanes-Oxley Act; the impact on the Company of foreign currency transaction costs and the effectiveness of any hedging strategies it implements; the potential liability associated with the Company’s registration of its employees’ stock purchase plan; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2007 and its most recent Quarterly Report on Form 10-Q. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PharmaNet Development Group, Inc.  504 Carnegie Center    Princeton, NJ 08540

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings from Continuing Operations to Non-GAAP

Net Earnings from Continuing Operations

Amounts are shown in $000's

	Three Months Ended
	31-Mar-05	30-Jun-05	30-Sep-05	31-Dec-05
GAAP net earnings from continuing operations	$(413)	$1,721	$7,131	$8,723
Add: Non-cash intangible assets amortization	1,176	861	994	901
Add: Non-recurring charge related to financing	2,214	1,063	-	-
Subtotal	$2,977	$3,645	$8,125	$9,624

Less: Tax effect of non-GAAP adjustments	491	278	140	148

Non-GAAP net earnings from continuing operations	$2,486	$3,367	$7,985	$9,476

Fully diluted GAAP net earnings per share	$(0.03)	$0.09	$0.37	$0.47
Fully diluted non-GAAP net earnings per share	$0.15	$0.18	$0.42	$0.51

Fully diluted GAAP weighted average shares outstanding	15,784	18,946	19,158	18,753
Fully diluted non-GAAP weighted average shares outstanding	16,508	18,946	19,158	18,753

Other items
Executive severance	-	-	-	$3,825
Legal fees related to the SEC investigation	-	-	-	$616
Other non-cash compensation	$11	$150	$150	$150

FAS 123R was not in effect in 2005, therefore non-cash SFAS 123R expense amounts are $0 for all periods ending during 2005.

PharmaNet Development Group, Inc.  504 Carnegie Center    Princeton, NJ 08540

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings from Continuing Operations to Non-GAAP

Net Earnings from Continuing Operations

Amounts are shown in $000's

	Three Months Ended
	31-Mar-06	30-Jun-06	30-Sep-06	31-Dec-06
GAAP net earnings from continuing operations	$3,304	$(3,728)	$2,980	$3,496
Add: Non-cash intangible assets amortization	802	769	704	709
Add: Non-cash goodwill impairment	-	7,873	-	-
Add: Non-recurring charge related to financing	-	1,214	-	-
Add: Non-cash SFAS 123R expense	524	285	149	149
Subtotal	$4,630	$6,413	$3,833	$4,354

Less: Tax effect of non-GAAP adjustments	244	3,841	123	(2,408)

Non-GAAP net earnings from continuing operations	$4,386	$2,572	$3,710	$6,762

Fully diluted GAAP net earnings per share	$0.18	$(0.21)	$0.16	$0.19
Fully diluted non-GAAP net earnings per share	$0.24	$0.14	$0.20	$0.36

Fully diluted GAAP weighted average shares outstanding	18,316	18,150	18,473	18,653
Fully diluted non-GAAP weighted average shares outstanding	18,316	18,290	18,473	18,653

Other items
Executive severance	-	$900	-	-
Legal fees related to the SEC investigation	$740	$112	$403	$208
Other non-cash compensation	$265	$943	$794	$1,165

PharmaNet Development Group, Inc.  504 Carnegie Center    Princeton, NJ 08540

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings from Continuing Operations to Non-GAAP

Net Earnings from Continuing Operations

Amounts are shown in $000's

	Three Months Ended
	31-Mar-07	30-Jun-07	30-Sep-07	31-Dec-07
GAAP net earnings from continuing operations	$5,992	$(4,602)	$6,887	$3,801
Add: Provision for settlement of litigation	-	8,900	1,500	-
Add: Non-cash intangible assets amortization	689	689	689	689
Add: Non-cash SFAS 123R expense	165	165	286	241
Subtotal	$6,846	$5,152	$9,362	$4,731

Less: Tax effect of non-GAAP adjustments	193	1,941	(643)	(1,566)

Non-GAAP net earnings from continuing operations	$6,653	$3,211	$10,005	$6,297

Fully diluted GAAP net earnings per share	$0.32	$(0.25)	$0.37	$0.20
Fully diluted non-GAAP net earnings per share	$0.35	$0.17	$0.52	$0.33

Fully diluted GAAP weighted average shares outstanding	18,858	18,705	19,121	19,222
Fully diluted non-GAAP weighted average shares outstanding	18,858	18,979	19,121	19,222

Other items
Executive severance	$880	-	-	$944
Legal fees related to the SEC investigation	$456	$530	$237	$635
Other non-cash compensation	$969	$982	$1,055	$1,256

PharmaNet Development Group, Inc.  504 Carnegie Center    Princeton, NJ 08540

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings from Continuing Operations to Non-GAAP

Net Earnings from Continuing Operations

Amounts are shown in $000's

	Twelve Months Ended
	31-Dec-05	31-Dec-06	31-Dec-07
GAAP net earnings from continuing operations	$17,162	$6,052	$12,078
Add: Provision for settlement of litigation	-	-	10,400
Add: Non-cash intangible assets amortization	3,932	2,984	2,756
Add: Non-cash goodwill impairment	-	7,873	-
Add: Non-recurring charge related to financing	3,277	1,214	-
Add: Non-cash SFAS 123R expense	-	1,107	857
Subtotal	$24,371	$19,230	$26,091

Less: Tax effect of non-GAAP adjustments	1,057	1,800	(75)

Non-GAAP net earnings from continuing operations	$23,314	$17,430	$26,166

Fully diluted GAAP net earnings per share	$0.94	$0.33	$0.63
Fully diluted non-GAAP net earnings per share	$1.27	$0.94	$1.37

Fully diluted GAAP weighted average shares outstanding	18,356	18,447	19,048
Fully diluted non-GAAP weighted average shares outstanding	18,356	18,447	19,048

Other items
Executive severance	$3,825	$900	$1,824
Legal fees related to the SEC investigation	$616	$1,463	$1,858
Other non-cash compensation	$461	$3,167	$4,262

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PharmaNet Development Group, Inc.  504 Carnegie Center    Princeton, NJ 08540